Exhibit 10.9

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS SETTLEMENT AGREEMENT AND MUTUAL RELEASE (hereinafter this “Agreement”) is made this 16 day of March, 2006 by and between SEREFEX CORPORATION (hereinafter referred to as “SEREFEX”) and THOMAS J. CONWELL, THOMAS J. CONWELL REV TRUST, JUDITH A. CONWELL, JUDITH A. CONWELL REV TRUST, KENT CONWELL and LIONS GATE MANAGEMENT, LTD. CO., a Florida Corporation, JOINTLY AND SEVERALLY (hereinafter collectively referred to as “Defendants”) and these parties agree as follows:

RECITALS:

WHEREAS, the parties to this Agreement are parties to a civil action pending in the Circuit Court for the Twentieth Judicial Circuit of Florida, in and for Collier County, Florida, being Case No. 04-2834-CA, styled Serefex Corporation v. Conwell, et al., (hereinafter the “Lawsuit”).

WHEREAS, due to the uncertainty of the claims and the necessity on the part of both parties to bring these matters to an expeditious conclusion, the parties desire to settle all issues between them, both those which were raised or could have been raised by the pleadings filed in the Lawsuit, and, therefore, enter into this Agreement settling all issues between them on the terms and conditions set forth herein.

WHEREAS, the parties to this Agreement have agreed to settle their disputes in the manner set forth in this Agreement.

WHEREAS, the consideration for this Agreement and for the execution and delivery of all documents and/or items pursuant to it are the mutual promises contained in this Agreement.

WHEREAS, the parties to this Agreement have agreed to settle their dispute in the manner set forth below.

IT IS STIPULATED AND AGREED AS FOLLOWS:

1. DEFENDANTS JOINTLY AND SEVERALLY AGREE AS FOLLOWS:

A. To transfer, assign, convey or deliver to SEREFEX all shares and/or holdings in Serefex Corporation and or SpectraFax Corporation (collectively the “Serefex Shares”) that are currently titled in their names, held in their possession and/or under their control, including but not limited to all shares listed in the attached Exhibit “A”. To the extent Defendants have already delivered any certificates for any of the Serefex Shares that are titled in their name to SEREFEX, or is obligated to deliver any such certificate titled in their name to SEREFEX, Defendants further agree to execute any documents that may be required to effect the legal transfer of title to such shares from the Defendants to SEREFEX, including but not limited to any Power of Attorney to Transfer Securities or Stock Power, the form of which is attached hereto as Exhibit “B” (“Stock Power”). To the extent any of the Serefex Shares have been issued to any of the Defendants, but the Defendants do not have possession or control over such shares, Defendants shall nonetheless execute any document or take any other action required to transfer ownership and title to such shares to SEREFEX, including but not limited to the execution of any Agreement of Indemnity/Affidavit of Loss, the form of which is attached hereto as Exhibit “C” (“Affidavit of Loss”), and thereafter to execute a Stock Power to transfer such shares to SEREFEX. To the extent any of the Serefex Shares are held in any account titled in the name of any of the Defendants or is under the control of any of the Defendants, Defendants further agree to assign, transfer and convey to SEREFEX all rights, interests, benefits or privileges to such Serefex Shares in those accounts in order to effectuate the transfer of shares to SEREFEX. The parties acknowledge that the amounts of the shares indicated in this paragraph are approximate, and the actual share amounts may vary from these approximations. Defendants acknowledge that they, jointly and severally, have the obligation to take whatever action is required to transfer the Serefex Shares to SEREFEX, which transfer shall be effectuated by any means necessary to transfer the shares including, but not limited to, assignment/transfer of stock forms, affidavit of lost certificate(s), and instruction to necessary transfer agents as to the transfer of the stock outlined in this paragraph. The Defendants shall initiate the transfer, assignment, conveyance and delivery of the Serefex Shares to SEREFEX no later than three (3) days after being advised that the board of directors of SEREFEX has approved this Agreement. The Defendants shall use their best efforts to complete the transfer, assignment, conveyance and delivery of the Serefex Shares to SEREFEX.

B. To pay to SEREFEX the sum of $ 25,000.00 by cashier’s check, on or before May 26, 2006. Said funds shall be transmitted to SEREFEX in care of their counsel, Michael Marsalese. Defendants acknowledge and agree that their obligation to pay the $ 25,000.00 to SEREFEX is joint and several.

C. To pay in advance by cashier’s check all fees associated with the transfer of the Serefex Shares outlined in Paragraph 1 (A) above, including any and all costs and fees associated with transferring, replacing any lost, missing or stolen stock certificates, including but not limited to certificate numbers 2, 68, 70, 1023, 1104, 1479, 1626 and 2216.

D. To bear their own costs and attorneys’ fees relating to or arising from the Lawsuit.

E. To refrain from making any disparaging remarks, comments, or communications (either oral or written) against SEREFEX, any of its officers, directors, agents, advisors, and/or assigns, and to refrain from making any statements, interviews or comments relative to the terms of this Agreement to any news organization, provided SEREFEX fully complies with the terms of this Agreement.

F. To execute and file a joint stipulation for dismissal with prejudice of all claims and counterclaims asserted in the Lawsuit, with all parties to bear their own attorneys’ fees and costs. Such stipulation shall be filed concurrently with the joint stipulation of dismissal to be filed by SEREFEX, pursuant to paragraph 2.H. below.

2. SEREFEX AGREES AS FOLLOWS:

A. To accept the transfer, assignment, conveyance and delivery to SEREFEX of the Serefex Shares in the manner described above in partial settlement of its claims in the Lawsuit.

B. To accept payment of the sum of $ 25,000.00 by cashier’s check from the Defendants as described above, in partial settlement of the Lawsuit. Said sum shall be due and payable on or before May 26, 2006. Said funds shall be transmitted to SEREFEX in care of their counsel, Michael Marsalese.

C. To bear its own costs and attorneys’ fees relating to or arising from the Lawsuit, provided Defendants fully comply with the terms of this Agreement.

D. To use its best effort to seek to obtain board approval for this Agreement within five (5) days of the date of this Agreement.

E. To refrain from making any disparaging remarks, comments, or communications (either oral or written) against Defendants or their family members, provided Defendants fully comply with the terms of this Agreement.

F. To refrain from making any statements, interviews or comments relative to the terms of this Agreement to any news organization, provided Defendants fully comply with the terms of this Agreement.

G. Notwithstanding the above, the parties acknowledge that SEREFEX fully intends on disclosing the terms of this Agreement in its Edgar filings to the Securities and Exchange Commission, either as an attachment to the filings or contained in the body of the filings, and that such disclosure is expressly permitted by this Agreement.

H. To execute and file a joint stipulation for dismissal with prejudice of all claims and counterclaims asserted in the Lawsuit, with all parties to bear their own attorneys’ fees and costs, within five (5) days after Defendants’ payment of the $ 25,000.00 set forth in Paragraph 1. B. above and transfer of all the Serefex Shares pursuant to Paragraph 1.A. above, provided Defendants have otherwise fully complied with the terms of this Agreement. In the event Defendants fail to fully comply with the terms of this Agreement, SEREFEX reserves the right to pursue the claims asserted in the Lawsuit and to recover from all Defendants, jointly and severally, any damages in excess of any recovery made under this Agreement, which SEREFEX shall be entitled to retain.

3. MISCELLANEOUS:

A. The parties agree that in the event other documents not described in this Settlement Agreement and Mutual Release are required to fully effectuate the terms, conditions and obligations, the parties have agreed to make, execute and deliver or cause to be made, executed and delivered, any and all such further documents or instruments necessary or desirable to complete or perfect the said terms, conditions or obligations.

B. Any number of counterparts of this Agreement may be signed and delivered, including by facsimile, each of which, together, shall constitute one and the same Agreement.

C. Effective only upon the transfer of the Serefex Shares and the $ 25,000.00 payment in accordance with this Agreement by Defendants, as well as their compliance with all terms of this Agreement, SEREFEX CORPORATION, THOMAS J. CONWELL, THOMAS J. CONWELL REV TRUST, JUDITH A. CONWELL, JUDITH A. CONWELL REV TRUST, KENT CONWELL, LIONS GATE MANAGEMENT, LTD. CO., a Florida Corporation, for themselves and on behalf of their respective shareholders, members, directors, officers, employees, managers, attorneys, other agents, successors, heirs, executors, and assigns, release and forever discharge one another along with their respective shareholders, members, officers, directors, managers, employees, attorneys, other agents, successors, assigns, and any affiliated company thereof, from all debts, demands, actions, causes of action, charges, complaints, judgments, suits, warranties, covenants, contracts, promises, obligations, liability, or claims of any kind, type or description, whether known or unknown, disputed or undisputed, accrued or unaccrued, liquidated or contingent, foreseen or unforeseen, asserted or unasserted, in contract, tort, at law, or in equity, existing at the time of this Agreement, arising out of or connected with any of the claims asserted or that could have been asserted in the action filed in the Twentieth Judicial Circuit of Florida, in and for Collier County, Florida, being Case No. 04-2834-CA, styled Serefex Corporation v. Conwell, et al., including, without limitation any matter that could have been pleaded, that arose out of the same transaction or occurrence of the above-referenced litigation whatsoever in law or in equity, whether known or unknown, fixed or contingent, EXCEPT as relating to the enforcement of this Settlement Agreement and Mutual Release.

D. This Settlement Agreement and Mutual Release is a compromise of disputed claims between the parties and is made in good faith to settle the present dispute and avoid all future disputes between the parties. It is not intended to be construed as an admission of any liability on the part of any of the parties released in this Agreement.

E. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

F. The parties agree that their successors, assigns, and related entities shall be bound by the terms of this Agreement.

G. No change, modification, termination, or attempted waiver of any of the provisions of this Agreement shall be binging upon any party hereto unless reduced to writing and signed by the party or parties against whom enforcement is sought.

H. All understandings and agreements between the parties are contained herein and the parties acknowledge that no representations or warranties have been made other than those specifically set forth herein.

I. The “date of this Agreement” is the date which appears in the first paragraph hereof.

J. If any litigation shall be instituted for the purpose of enforcing or interpreting any of the provisions of this Agreement, the prevailing party or parties as determined by the court having jurisdiction thereof, shall be entitled to recover, in addition to all other relief, an amount equal to all costs and expenses incurred in connection therewith, including, without limitation, reasonable attorney’s fees at the trial level and in connection with all appellate proceeding.

K. The parties agree that every provision of this Agreement shall be construed as if both parties were equally responsible for drafting the provision.

L. The parties agree that this Agreement is subject to approval of the board of directors of SEREFEX.

M. The parties agree to use best efforts to procure a stipulation and order authorizing and directing RBC Dain Rauscher to transfer to SEREFEX any and all of the Serefex Shares RBC Dain Rauscher holds for the Defendants, including but not limited to all shares held in RBC Dain Rauscher account number 5509-5152.

N. This Agreement may be executed in counterparts, and a facsimile signature shall be deemed as good as an original.

O. Concerning the Serefex Shares identified on Exhibit A, the parties agree as follows: (1) The parties acknowledge that certificated shares identified on the attached Receipt dated March 1, 2004 have been delivered to Serefex already; however, Defendants still have the obligation to effect the legal transfer of these shares to Serefex by execution of the required stock powers; (2) With respect to the 700,000 Lionsgate Management shares represented by certificate numbers 917, 920 and 921, Defendants represent that Lionsgate Management held such shares in trust for Defendant Thomas J. Conwell as the beneficial owner of such shares, as explained in the Affidavit of Thomas J. Conwell attached as Exhibit __. To the extent any Defendant has or had any right, title or interest in such shares, all Defendants hereby convey and transfer such rights, title or interest to Serefex by execution of this Agreement and, with respect to Defendant Thomas J. Conwell specifically, by execution of the Affidavit attached as Exhibit __; (3) With respect to the 100,000 Alliance shares represented by certificate number 2377, Defendants represent that they have never owned any rights, title or interest with respect to such shares. To the extents Defendants might have any rights, title or interest in such shares; Defendants hereby convey and transfer such rights, title or interest to Serefex by execution of this Agreement.

IN WITNESS whereof, the Parties hereto have executed this Settlement Agreement and  Mutual Release as of the 16 day of March 2006.

SEREFEX CORPORATION                                LIONS GATE MANAGEMENT, LTD. CO.,

____________________________   ____________________________________
By:        By:
Its:                                                                        Its:

                                                                            THOMAS J. CONWELL REV TRUST

____________________________   ____________________________________
THOMAS J. CONWELL                                      By:
                                                                             Its:

                                                                             JUDITH A. CONWELL REV TRUST,

____________________________   ____________________________________
JUDITH A. CONWELL                                        By:
                                                                             Its:

____________________________
KENT CONWELL

AFFIDAVIT OF THOMAS J. CONWELL

STATE OF FLORIDA
COUNTY OF COLLIER

BEFORE ME, the undersigned authority, personally appeared Thomas J. Conwell, and after being first duly sworn, states:

1. I am over the age of eighteen (18) years, competent to testify in a court of law, and testify from my own knowledge.

2. I was one of the founders, and the president, and CEO of Spectrafax Corp., the predecessor of Serefex Corporation (collectively, "the Company").

3. I owned shares of stock in the Company.

4. Some shares of stock I owned in the Company were issued to Lions Gate Management, Ltd., a Bahamian company ("LG- Bahamas") to hold in trust for me.

5. I understand that LG-Bahamas is no longer in business.

6. When LG-Bahamas went out of business, it returned to me certain stock certificates in the Company that LG-Bahamas was holding in trust for me.

7. I placed the stock certificates that LG-Bahamas returned to me into a brokerage account I opened at RBC Dain Rauscher (account #5509-5152).

8. The Company has advised me that its records show that LG-Bahamas is the registered owner of stock certificate #971, representing 500,000 shares, stock certificate #920, representing 100,000 shares, and stock certificate #921, representing 100,000 shares of the Company.

9. Evidently, LG-Bahamas went out of business without returning to me all of the stock certificates that LG-Bahamas was holding in trust for me, because LG-Bahamas did not return to me stock certificate #971, stock certificate #920, or stock certificate #921.

10. I hereby disclaim any right, title or interest I have as the beneficial owner of stock certificate #971, stock certificate #920, or stock certificate #921 and give, convey, transfer, and assign all such interest I have to the Company, consistent with my obligations under a Settlement Agreement and Mutual Release dated March ___, 2006.

END OF AFFIDAVIT.

____
Thomas Conwell

The foregoing instrument was acknowledged before me this ______ day of March, 2006, by Thomas Conwell, who (____) is personally known to me or (____) has produced ____________________ as identification and who did take an oath.

____
Notary Public

Printed name: ________________________

Commission Number: ________________

My Commission Expires: ______________

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